UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHIPOTLE MEXICAN GRILL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

This proxy statement supplement (“Proxy Supplement”) updates the definitive proxy statement on Schedule 14A of Chipotle Mexican Grill, Inc. (the “Company”) dated April 23, 2024 and made available to shareholders in connection with its annual meeting of shareholders to be held on June 6, 2024 (the “Proxy Statement”). Except as specifically described in this Proxy Supplement, all information set forth in the Proxy Statement continues to apply and this Proxy Supplement does not modify, amend or supplement the Proxy Statement.

This Proxy Supplement is being filed solely to correct an administrative oversight on the proxy card that previously was furnished to shareholders. Specifically, Item 1 of the proxy card regarding the election of directors incorrectly gave shareholders the option to “Withhold” their votes for directors instead of voting “Against” or “Abstain” for directors. Instead, Item 1 should give the voting options “For,” “Against,” or “Abstain.” Accordingly, the Company is providing a revised proxy card to its shareholders as of the record date. “Withhold” or “Withhold All” votes received in response to the previously issued proxy card will be treated as “Against” votes for all the applicable director nominees listed in Item 1 of the proxy card. In addition, to the extent any particular director nominees were listed in a “For All Except” vote received in response to the previously issued proxy card, those votes will be treated as “Against” votes for the identified director nominees and as votes “For” all other director nominees. Shareholders of record may change their votes at any time prior to 11:59 p.m. Eastern Time on June 5, 2024 for shares held directly.

 Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  V51500-P02443  The Board of Directors recommends you vote FOR proposals 2 through 5.  2. An advisory vote to approve the compensation of our executive officers as disclosed in the proxy statement ("say-on-pay").   Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.   Approve amendments to Chipotle's Certificate of Incorporation to increase the number of authorized shares of common stock.   Approve amendments to Chipotle's Certificate of Incorporation to clarify the Board's authority to make future amendments.  The Board of Directors recommends you vote AGAINST proposals 6 through 9.   Shareholder Proposal - Requesting an audit of safety practices.   Shareholder Proposal - Requesting adoption of a non- interference policy.   Shareholder Proposal - Requesting a report on adoption of automation.   Shareholder Proposal - Requesting a report on harassment and discrimination statistics.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  CHIPOTLE MEXICAN GRILL, INC. 610 NEWPORT CENTER DR. NEWPORT BEACH, CA 92660  1. Election of Ten Directors  Nominees:  CHIPOTLE MEXICAN GRILL, INC.  The Board of Directors recommends you vote FOR the following:  For Against Abstain  1a.  Albert Baldocchi  !  !  !  1b.  Matthew Carey  !  !  !  1c.  Gregg Engles  !  !  !  1d.  Patricia Fili-Krushel  !  !  !  1e.  Laura Fuentes  !  !  !  1f.  Mauricio Gutierrez  !  !  !  1g.  Robin Hickenlooper  !  !  !  1h.  Scott Maw  !  !  !  1i.  Brian Niccol  !  !  !  1j.  Mary Winston  !  !  !  ! ! !  For  Against  Abstain  !  !  !  !  !  !  !  !  !  For  Against  Abstain  !  !  !  !  !  !  !  !  !  !  !  !  VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 5, 2024 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/CMG2024  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 5, 2024 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  SCAN TO  VIEW MATERIALS & VOTE  

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  V51501-P02443  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS  June 6, 2024  The shareholder(s), revoking all prior proxies, hereby appoint(s) Brian Niccol and Roger Theodoredis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Chipotle Mexican Grill, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 A.M., Pacific Time, on June 6, 2024, via live webcast at www.virtualshareholdermeeting.com/CMG2024, and any adjournment or postponement thereof.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.  CONTINUED AND TO BE SIGNED ON REVERSE SIDE